Exhibit 99.2

1 Project Christmas Employee Presentation 19 January 2016 Confidential – not for distribution

2 CAUTIONARY STATEMENT REGARDING FORWARD - LOOKING STATEMENTS SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD - LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 90% OF THE OUTSTANDING SHARES AND VOTING RIGHTS OF THE COMPANY, FULLY DILUTED FOR THE OUTSTANDING OPTIONS, UNITS AND WARRANTS. THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTION OF THE COMPANY’S REGISTRATION STATEMENT ON FORM F - 1 (NO. 333 - 204147), AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY ACORDA AND THE SOLICITATION/RECOMMENDATION STATEMENT TO BE FILED BY THE COMPANY. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE EXPECTED RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD - LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ACORDA AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD - LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS ANNOUNCEMENT OR OTHERWISE. ADDITIONAL INFORMATION AND WHERE TO FIND IT THE TENDER OFFER FOR THE OUTSTANDING SHARES, AMERICAN DEPOSITARY SHARES, WARRANTS AND OTHER OUTSTANDING EQUITY INSTRUMENTS IN THE COMPANY (THE “OFFER”) HAS NOT BEEN COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY SECURITIES. THE SOLICITATION AND OFFER TO BUY COMPANY SECURITIES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, ACORDA WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) AND THEREAFTER, THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D - 9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY ACORDA AND THE COMPANY WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ACORDA AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW.BIOTIE.COM. Confidential – not for distribution

3 Agenda 1. Transaction overview 2. What happens to shares, options and RSUs? 3. Introduction to Acorda 4. What does it mean for me? 5. What happens next? 6. Q&A Confidential – not for distribution

4 Agenda 1. Transaction overview 2. What happens to shares, options and RSUs? 3. Introduction to Acorda 4. What does it mean for me? 5. What happens next? 6. Q&A Confidential – not for distribution

5 • We have entered into an agreement for Acorda to acquire Biotie • The Board was not seeking to sell the Company at the time the initial offer from Acorda was received • The premium that Acorda has agreed to pay is approximately 95% over the current share price • The transaction is structured as a “tender offer”, which means that shareholders will have the choice to accept the offer by tendering their shares to Angel (there is no vote as such) • The Board has unanimously recommended that the shareholders should accept the offer • 49% of the shareholders and 100% of the warrant holders have signed irrevocable undertakings to accept the offer • A key element for the transaction to complete is that at least 90% of holders of the issued and outstanding shares and voting rights, fully diluted for the outstanding options, units and warrants accept the offer • If at least 90% of Biotie’s equity holders accept the offer, the remaining shareholders can then be forced to sell their shares to Acorda • Acorda may waive any conditions to completion Transaction summary Confidential – not for distribution

6 • The Board has a statutory duty to consider any serious offer that it receives and decide whether it is in the best interest of shareholders • As part of that process it has received a fairness opinion from our financial advisors (Guggenheim) • Certain reasons the Board has given for its decision include: • The costs required to gain approval and to subsequently launch, which could require an additional dilutive fundraise • The various strategic alternatives available to the company, taking into account discussions with other possible counterparties • The risks of a successful commercial launch of the products for the company to be able to realise the full economic value for the products • The fact that the offer is a cash offer and is not subject to a financing condition Reasons for recommendation Confidential – not for distribution

7 • Acorda wants to acquire Biotie for its products and its people, who are fundamental to the success of its products • Acorda has publicly announced the following • It wants to keep the South San Francisco site open and retain Biotie staff at that site • It wants to maximize the value of the BTT1023 program and is considering the long - term future of the Turku site, and in any event needs it to stay operational and fully resourced in the short - term • The Company will eventually be delisted in Finland and the US What will happen to Biotie if the offer is accepted? Confidential – not for distribution

8 • We have signed a Combination Agreement with Acorda which outlines the steps to completion and commits both parties to do certain things in the interim period • It is expected that the tender offer will commence in the next several weeks • The offer documents for all shareholders will be sent to shareholders when the tender offer commences • The initial offer period for shareholders to accept is 20 banking days and at least 90% of holders of the issued and outstanding shares and voting rights, fully diluted for the outstanding options, units and warrants, must accept for the transaction to complete • The offer period can be extended by up to six weeks or longer • Both parties will be seeking acceptances from shareholders • Acorda may waive any conditions to completion • In the meantime, we need to continue to operate the business as normal • There are some restrictions on “not normal” activities (to be covered later) • If 90% of equity holders do not accept the offer or any of the other conditions are not satisfied, then the transaction will not complete and the business will continue to be run as at present • The Board believes the “go it alone” strategy continues to be viable • Acorda may waive any conditions to completion Overview of timetable to completion Confidential – not for distribution

9 Agenda 1. Transaction overview 2. What happens to shares, options and RSUs? 3. Introduction to Acorda 4. What does it mean for me? 5. What happens next? 6. Q&A Confidential – not for distribution

10 • The offer being made is € 0.2946 per share, which is the equivalent of $ 25.60 per ADS based on an exchange rate of $1.0864 to € 1.00 • The fx rate for the $ payments will be determined at close, but the € is fixed • If you hold recently issued shares you may sell now (if you are not on an insider list) or hold and allow them to be settled as part of the transaction, but if you wait you will need to settle all amounts due, including appropriate tax • All options and RSUs may be tendered and transferred in the offer • Cash payment will be the same as shares, less the exercise/subscription price, which will be netted off • All EU employees will receive in € ; all US employees will have the option to receive in $ • The offer includes Swiss Options; out of the money Swiss options will receive € 0.01 per option • The Company will need to deduct necessary tax at source as required by applicable laws in each jurisdiction • The warrants will also be settled on completion • They are being settled according to a Black - Scholes calculation included in the warrant agreements Summary of the offer Full terms and conditions with be included in the various offer documents Confidential – not for distribution

11 Agenda 1. Transaction overview 2. What happens to shares, options and RSUs? 3. Introduction to Acorda 4. What does it mean for me? 5. What happens next? 6. Q&A Confidential – not for distribution

12 Biotechnology company with commercial and development capabilities Field - based medical education, managed markets and specialty sales teams Commercial - capacity manufacturing facility ABOUT ACORDA

13 Clinical pipeline THERAPY INDICATION PHASE 1 PHASE 2 PHASE 3 CVT - 301 Parkinson’s Disease PLUMIAZ ™ (diazepam) Nasal Spray Seizure Clusters DALFAMPRIDINE Chronic Post - Stroke Walking Deficits CVT - 427 Migraine rHlgM22 MS

14 • Tozadenant : new chemical entity with significant potential • Adenosine A 2A receptor antagonist • Potential to be first new class of drug for PD in >20 years • Patent protection through 2025; potential 5 - year patent term extension (to 2030) • Establishes Acorda as a leader in PD therapeutic development • Leverages Acorda’s commercial and development expertise • Adds late stage asset to pipeline • Expect to file three NDAs by end of 2018 S trategic r ationale Confidential – not for distribution

15 Agenda 1. Transaction overview 2. What happens to shares, options and RSUs? 3. Introduction to Acorda 4. What does it mean for me? 5. What happens next? 6. Q&A Confidential – not for distribution

16 • You will receive the appropriate payment for your shares, options and RSUs , as outlined above, on completion • There will be documents to accept the offer for each • For the next several months its “business as usual”. After final closing (anticipated in H2 - 2016) Acorda intends to keep the South San Francisco facility fully - operational and fully - resourced. • Acorda also wants to maximize the value of the products led by the Biotie Turku Team, and is considering the optimal long - term operating plan for Turku operations. • These matters are subject to further discussion over the next few weeks • We will keep you as up to date as possible on general progress • However, it should be remembered that much of this is personal for each employee High level employee matters Confidential – not for distribution

17 • Acorda will provide each Biotie employee with a proposed salary and benefit package • This will include options (or similar) • Acorda’s benefit package is broadly similar to Biotie’s , but there are differences in specific items • In general, you will be given credit for the length of your service at Biotie in determining time - dependent benefit levels (e.g., accrued PTO or vacation) • For any Biotie employee whom Angel may decide not to retain: • Any severance will be paid as required by local law and will generally be substantially comparable in the aggregate to those provided under Acorda / Biotie’s policy • The timing will be agreed based on business needs, and retention payments may be offered in certain cases, at Acorda’s discretion Employee Treatment Confidential – not for distribution

18 Agenda 1. Transaction overview 2. What happens to shares, options and RSUs? 3. Introduction to Acorda 4. What does it mean for me? 5. What happens next? 6. Q&A Confidential – not for distribution

19 • The offer documents will be finalised over the next several weeks • There is then an initial offer period of 20 banking days, which could be extended for six weeks or longer • The transaction only completes when the conditions are satisfied, including receipt of regulatory approvals and there being at least 90% acceptances • Acorda may waive any conditions to completion Transaction related Confidential – not for distribution

20 • Until the transaction is completed, we need to continue to operate the business as we would normally do based on past practices and need no separate approvals to do so • Prior to closing, Acorda can provide advice to us, but we must operate independently • We have, however, committed not to make any material changes to the business or take certain actions while the transaction is pending without Acorda’s approval • If you are unsure on anything, please ask David or Timo Company related - I Confidential – not for distribution

21 • We are able to contact all relevant suppliers and partners • We are required to contact some under agreements • You will be provided with standard wording to do • There are some very important U.S. SEC and Finnish FSA rules on communication about the Transaction with third parties • All communication must be accurate • You cannot disclose material non - public information • There are strict rules that certain “written” communication relating to the transaction must be filed with the SEC • Therefore, all external or internal requests or enquiries for information on the transaction should be referred to David or Timo • The “Dos and Don’ts” memo you have received covers this and must be followed Company related - II Confidential – not for distribution

22 • Respond to all documents in respect of your shares, options and RSUs • The Company cannot give you any advice in respect of trading your shares, but the Board has recommended the offer to the shareholders • There will be HR related discussions over the coming weeks • Initially at a group level to discuss overall issues • Potentially, there will then be individual discussions Personnel related Confidential – not for distribution

23 • There will be on - going discussion at a senior level and Acorda management will visit our sites as soon as possible • Acorda has some rights to our information • However, it is not appropriate for us to have a full “open door” policy while the business is under the current ownership and management • You should seek approval from David or Timo to speak to any Acorda personnel, unless as part of an organised office visit • If there is a request from Acorda for any document (hard copy or email), please ask David or Timo for approval Interaction with Acorda Confidential – not for distribution

24 Agenda 1. Transaction overview 2. What happens to shares, options and RSUs? 3. Introduction to Acorda 4. What does it mean for me? 5. What happens next? 6. Q&A Confidential – not for distribution

25 • The Board has unanimously recommended Acorda’s offer to shareholders • It will take at least 8 - 10 weeks and likely longer for the transaction to complete and needs at least 90% acceptances to do so • Until the transaction is complete, the current Board and management remain “in charge” and the business should be run on an “as normal” basis • Acorda wants to acquire Biotie for its assets and the people who are successfully developing those assets and has committed to keep the South San Francisco office open and fully functional • If you receive any enquiries about the Transaction from a third party, including our current business partners, you must forward it to David or Timo and not respond yourself • If you have any questions or uncertainties about what you are allowed to do then please contact David or Timo • If you have any questions regarding the transaction, then please ask David or Timo Summary Confidential – not for distribution

26 Confidential – not for distribution